CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                         FINANCIAL STATEMENTS AND SCHEDULES
                         ----------------------------------

                       AS OF DECEMBER 31, 1994, 1993 AND 1992
                       --------------------------------------

                                   TOGETHER WITH
                                   --------------

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ----------------------------------------

                                  CONNECTICUT NATURAL GAS CORPORATION
                                  -----------------------------------

                                         EMPLOYEE SAVINGS PLAN
                                         ---------------------

                                                 INDEX
                                                 -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                  1


    Financial Statements:
      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1994                         2


      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1993                         3


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1994            4

      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1993            5


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1992            6


    Notes to Financial Statements                                             7



    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment
        Purposes as of December 31, 1994                                     11


      Schedule II - Item 27d - Schedule of Reportable Transactions for
       the Year Ended December 31, 1994                                      12

                                ARTHUR ANDERSEN LLP


                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To the Plan Administrator of Connecticut Natural
       Gas Corporation Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements for the year ended December 31, 1994 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By Arthur Andersen LLP
                                             ----------------------
                                             Arthur Andersen LLP

   Hartford, Connecticut
   May 31, 1995

                                                                 -2-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                --------------------------------------------------------------------
                                                       AS OF DECEMBER 31, 1994
                                                      ------------------------

                                                                                                      Non-
                                                                                                  Participant
                                                   Participant Directed                             Directed
                                  -------------------------------------------------------         -----------
                                                                         The Putnam
                         Putnam Fiduciary   Putnam U.S.    The George     Fund for      Common       Common
                           Trust Company     Government    Putnam Fund   Growth and     Stock        Stock
                         Stable Value Fund  Income Trust    of Boston      Income        Fund         Fund         Total
                         ----------------  -------------  ------------   ----------   ----------   ----------    --------
    Assets
    ------
    Investments, at
      current value           $ 1,145,585    $ 1,072,279   $ 2,475,895  $ 3,277,169  $ 2,728,961  $ 7,292,947   $17,992,836
                              -----------    -----------   -----------  -----------  -----------  -----------   -----------
    Cash and temporary
      investments                  -              -             -            -            41,429      111,765       153,194
                              -----------    -----------   -----------  -----------  -----------  -----------   -----------
    Accounts receivable:
      Connecticut
      Natural Gas Corp.             3,805          6,091        17,798       35,505        7,996       41,306       112,501
      Other                        -              -             -            -             1,716        4,734         6,450
                              -----------    -----------   -----------  -----------  -----------  -----------   -----------
                                    3,805          6,091        17,798       35,505        9,712       46,040       118,951
                              -----------    -----------   -----------  -----------  -----------  -----------   -----------
        Total Assets            1,149,390      1,078,370     2,493,693    3,312,674    2,780,102    7,450,752    18,264,981
                              -----------    -----------   -----------  -----------  -----------  -----------   -----------

    Liabilities
    -----------
    Accounts payable to
      broker                       -              -             -            -          (41,030)     (110,597)     (151,627)
                              -----------    -----------   -----------  -----------  -----------  -----------   -----------
        Net Assets
         Available for
         Plan Benefits        $ 1,149,390    $ 1,078,370   $ 2,493,693  $ 3,312,674  $ 2,739,072  $ 7,340,155   $18,113,354
                              ===========    ===========   ===========  ===========  ===========  ===========   ===========


     The accompanying notes are an integral part of this financial statement.

[CAPTION]

                                                                  -3-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                --------------------------------------------------------------------
                                                       AS OF DECEMBER 31, 1993
                                                      ------------------------


                                                                                                      Non-
                                                                                                  Participant
                                                   Participant Directed                             Directed
                                  -------------------------------------------------------         -----------
                                                                         The Putnam
                         Putnam Fiduciary   Putnam U.S.    The George     Fund for      Common       Common
                           Trust Company     Government    Putnam Fund   Growth and     Stock        Stock
                         Stable Value Fund  Income Trust    of Boston      Income        Fund         Fund         Total
                         ----------------- -------------  ------------   ----------   ----------   ----------    --------
    Assets
    ------
    Investments, at
      current value             $ 824,473    $ 1,442,808   $ 2,384,557  $ 2,831,408  $ 2,964,501  $ 8,663,752   $19,111,499
    Cash and temporary
      investments                   3,474         -             -            -            47,557      145,942       196,973
                                ---------    -----------   -----------  -----------  -----------  -----------   -----------
        Total Assets              827,947      1,442,808     2,384,557    2,831,408    3,012,058    8,809,694    19,308,472
                                ---------    -----------   -----------  -----------  -----------  -----------   -----------

    Liabilities
    -----------
    Accounts payable to
      broker                       -              -             -            -          (39,678)     (113,672)     (153,350)
                                ---------    -----------   -----------  -----------  -----------  -----------   -----------
        Net Assets
         Available for
         Plan Benefits          $ 827,947    $ 1,442,808   $ 2,384,557  $ 2,831,408  $ 2,972,380  $ 8,696,022   $19,155,122
                                =========    ===========   ===========  ===========  ===========  ===========   ===========


     The accompanying notes are an integral part of this financial statement.

                                                                 -4-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                  ----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           -------------------------------------------------------------------------------
                                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                                                -------------------------------------
                                                                                                             Non-
                                                                                                          Participant
                                                              Participant Directed                         Directed
                                       -----------------------------------------------------------------  -----------
                                          Putnam
                                         Fiduciary                               The Putnam
                                       Trust Company  Putnam U.S.   The George    Fund for      Common      Common
                                       Stable Value   Government    Putnam Fund  Growth and     Stock        Stock
                                           Fund      Income Trust    of Boston     Income        Fund         Fund        Total
                                       ------------- -------------------------- -----------   ----------  ----------    ----------
   Additions to net assets
    attributed to:
    Dividends and interest income         $   51,801  $    88,894   $   162,233 $   199,825  $   158,004  $   427,006   $ 1,087,763
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
    Realized gains
     (losses), net                              -         (23,461)       (6,864)        (66)     (20,752)     (60,713)     (111,856)
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
            Unrealized appreciation
     (depreciation) of investments              -         (98,811)     (164,204)   (209,645)    (634,736)  (1,859,543)   (2,966,939)
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
     Contributions:
       Employees                              53,792       91,679       245,201     430,814      123,277         -          944,763
       Employer                                 -            -             -           -            -         511,479       511,479
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
         Total contributions                  53,792       91,679       245,201     430,814      123,277      511,479     1,456,242
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
     Transfers, net                          231,403     (408,181)     (86,276)      78,854      162,566      (20,510)      (42,144)
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
     Other, net                                 -            -            -            -            (256)        (747)       (1,003)
                                          ----------  -----------   ----------- -----------  ------------ -----------   -----------
   Total additions (deductions)              336,996     (349,880)      150,090     499,782     (211,897)  (1,003,028)     (577,937)
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants           (15,553)     (14,558)      (40,954)    (18,516)     (21,411)    (352,839)     (463,831)
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
   Net increase (decrease)                   321,443     (364,438)      109,136     481,266     (233,308)  (1,355,867)   (1,041,768)
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
   Net Assets Available
    for Plan Benefits:
       Beginning of year                     827,947    1,442,808     2,384,557   2,831,408    2,972,380    8,696,022    19,155,122
                                          ----------  -----------   ----------- -----------  -----------  -----------   -----------
       End of year                        $1,149,390  $ 1,078,370   $ 2,493,693 $ 3,312,674  $ 2,739,072  $ 7,340,155   $18,113,354
                                          ==========  ===========   =========== ===========  ===========  ===========   ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -5-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                  ----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           -------------------------------------------------------------------------------
                                                 FOR THE YEAR ENDED DECEMBER 31, 1993
                                                -------------------------------------
                                                                                                                Non-
                                                                                                            Participant
                                                            Participant Directed                              Directed
                                    ----------------------------------------------------------------------- -----------
                                                 Putnam
                                               Fiduciary                            The Putnam
                                     Fixed   Trust Company Putnam U.S.  The George   Fund for      Common      Common
                                    Income    Stable Value  Government  Putnam Fund Growth and     Stock       Stock
                                     Fund         Fund     Income Trust  of Boston    Income        Fund        Fund        Total
                                  ------------------------ ------------------------ ----------- ----------- -----------   ----------
   Additions to net assets
   attributed to:
   Dividends and interest income $      -       $  102,066 $    71,892 $   171,272 $   179,236  $   145,056 $   404,265 $ 1,073,787
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Realized gains
   (losses), net                        -             -         (1,434)     (1,161)      1,587      108,447     337,916     445,355
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Unrealized appreciation
   (depreciation) of investments        -             -        (31,912)    (25,583)     37,148      160,130     456,800     596,583
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Contributions:
    Employees                           -          192,987      74,513     189,661     316,561      136,268        -        909,990
    Employer                            -             -           -           -           -            -        490,017     490,017
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
     Total contributions                -          192,987      74,513     189,661     316,561      136,268     490,017   1,400,007
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Transfers, net                 (6,897,892)      602,769   1,435,183   2,186,042   2,431,592      295,129      34,971      87,794
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Other, net                         77,736        (1,169)       (618)     (6,721)     (2,440)      14,953      40,590     122,331
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Total additions (deductions)   (6,820,156)      896,653   1,547,624   2,513,510   2,963,684      859,983   1,764,559   3,725,857
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Deductions from net assets
   attributed to:
   Benefits paid to participants        -          (68,706)   (104,816)   (128,953)   (132,276)    (254,463)   (443,619) (1,132,833)
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Net increase (decrease)        (6,820,156)      827,947   1,442,808   2,384,557   2,831,408      605,520   1,320,940   2,593,024
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
   Net Assets Available
   for Plan Benefits:
    Beginning of year              6,820,156          -           -           -           -       2,366,860   7,375,082  16,562,098
                                 -----------    ---------- ----------- ----------- -----------  ----------- ----------- -----------
    End of year                  $      -       $  827,947 $ 1,442,808 $ 2,384,557 $ 2,831,408  $ 2,972,380 $ 8,696,022 $19,155,122
                                 ===========    ========== =========== =========== ===========  =========== =========== ===========

     The accompanying notes are an integral part of this financial statement.

                                                  -6-

                                  CONNECTICUT NATURAL GAS CORPORATION
                                  -----------------------------------
                                         EMPLOYEE SAVINGS PLAN
                                         ---------------------
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
            -------------------------------------------------------------------------------
                                 FOR THE YEAR ENDED DECEMBER 31, 1992
                                 ------------------------------------





                                       Fixed         Common
                                       Income         Stock
                                        Fund          Fund         Total
                                      ---------     --------      --------
   Additions to net assets
     attributed to:
     Dividends                        $    -       $   478,460   $   478,460
     Interest                             606,275          502       606,777
                                      -----------  -----------   -----------
       Total investment income            606,275      478,962     1,085,237
                                      -----------  -----------   -----------
     Realized gains, net                   -            88,960        88,960
                                      -----------  -----------   -----------
     Unrealized appreciation
       of investments                      -         2,215,808     2,215,808
                                      -----------  -----------   -----------
     Contributions:
      Employees                           648,679       94,015       742,694
      Employer                             -           439,736       439,736
                                      -----------  -----------   -----------
        Total contributions               648,679      533,751     1,182,430
                                      -----------  -----------   -----------
        Total additions                 1,254,954    3,317,481     4,572,435
                                      -----------  -----------   -----------
   Deductions from net
    assets attributed to:
     Benefits paid to participants       (215,229)    (165,391)     (380,620)
                                      -----------  -----------   -----------
      Net increase                      1,039,725    3,152,090     4,191,815
   Net Assets Available for
    Plan Benefits:
     Beginning of year                  5,780,431    6,589,852    12,370,283
                                      -----------  -----------   -----------
     End of year                      $ 6,820,156  $ 9,741,942   $16,562,098
                                      ===========  ===========   ===========

     The accompanying notes are an integral part of this financial statement.

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                           NOTES TO FINANCIAL STATEMENTS
                           -----------------------------



   1.  Description of the Plan:
       ------------------------

       The following description of the Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

       a.  General -
           -------

           The Plan is a defined contribution thrift plan open to non-union employees of Connecticut Natural Gas Corporation and subsidiaries (the Company). The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified deferred arrangement as described in Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan.

       b.  Eligibility -
           -----------

           Employees are eligible to participate when the following criteria are met:

           (1) Are at least age 21.

           (2) Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are on the management payroll or are subject to the Salary Administration Program.

           The number of employees participating in the Plan as of December 31, 1994 and 1993 were 296 and 323, respectively.

       c.  Contributions -
           -------------

           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 20% of basic earnings as savings contributions to their accounts during each year.

           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if an employee's elected savings allotment is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the employee.

           As of December 31, 1994, if an employee's:

      Years of Continuous
          Service are          Or      Age is     The Company Will Contribute
     --------------------      --      ------     ---------------------------
              30                         50            6% of compensation
              20                         45          4-1/2% of compensation
              10                         35            3% of compensation
         Less than l0                 Under 35         2% of compensation

       d.  Investment Options -
           ------------------

           Plan participants direct their contributions among five investment options in 5% increments, and they may elect to change their investment options once during each calendar quarter. A description of each investment option is provided below:

           (1) PUTNAM FIDUCIARY TRUST COMPANY STABLE VALUE FUND - This fund preserves principal and seeks to achieve relatively high current income through a diversified portfolio of high-quality investment contracts.

           (2) PUTNAM U.S. GOVERNMENT INCOME TRUST - This mutual fund seeks current income through a portfolio of securities backed by the full faith and credit of the United States Government.

           (3) THE GEORGE PUTNAM FUND OF BOSTON - This mutual fund seeks a balance of capital growth and current income through a diversified portfolio of common stocks and bonds.

           (4) THE PUTNAM FUND FOR GROWTH AND INCOME - This mutual fund seeks capital growth and current income through a portfolio of income-producing common stocks.

           (5) COMMON STOCK FUND - This fund seeks to provide current income and capital appreciation through investment in the common stock of the Company purchased at not more than fair market value.

           All Company matching contributions are invested in the Common Stock Fund.

           In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Union Employee Savings Plan for those employees who transfer to (from) one of the Company's collective bargaining units.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

       Years of Continuous Service are               Percentage Vested
       -------------------------------               -----------------
                 Less than 1                                 0%
              1 but less than 2                             20
              2 but less than 3                             40
              3 but less than 4                             60
              4 but less than 5                             80
                  5 or more                                100

           Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

           (1) Death

           (2) Disability

           (3) Attainment of age 65 (normal retirement date)

           (4) Total or partial termination of the Plan

           (5) Discontinuance of Company contributions to the Plan

           Upon termination of employment before full vesting, the non-vested Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

       f.  Benefits -
           --------

           Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

           Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

           Participant benefits under the Plan are excluded from insurance coverage of the Pension Benefit Guaranty Corporation.

       g.  Participant Accounts -
           --------------------

           Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income and the participant's and the Company's contributions. Allocations of Plan income are based on the share balances in the participants' accounts.

   2.  Transfer of Plan Assets to New Trustee:
       --------------------------------------

       In January 1993, the Trustee of the Plan was changed from Fleet Bank,
       Connecticut (Fleet) to Putnam Fiduciary Trust Company (PFTC).  All
       assets held in trust by Fleet, consisting of common stock of the Company and three Hartford Life Insurance Company immediate participation guarantee contracts, together with associated cash and temporary investments, were transferred to PFTC and placed in the Common Stock
       Fund and the PFTC Stable Value Fund, respectively.  The balances of the
       immediate participation guarantee contracts and associated cash on
       January 1, 1993 are reflected in the "Fixed Income Fund" column on the accompanying statement of changes in net assets for the year ended
       December 31, 1993.  In April 1993, transfers of assets from the participant directed portion of the Common Stock Fund and the PFTC
       Stable Value Fund to the five investment funds described in Note 1 were completed based upon investment elections made by the Plan's participants.

   3.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a.  Basis of Accounting -
           -------------------

           The accompanying financial statements are prepared on the accrual basis of accounting.

       b.  Income Recognition -
           ------------------

           Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

       c.  Investment Valuation -
           --------------------

           The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the PFTC Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at cost plus accumulated earnings. Purchases and sales of securities are reflected on a trade date basis. Beginning in 1994, realized and unrealized appreciation/depreciation presented in the statement of changes in net assets available for benefits with fund information are computed based on the current value of the Plan assets. Current value represents the market value of the assets as of the beginning of the year.

       d.  Administrative Expenses -
           -----------------------

           Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1994, 1993 and 1992 the Company paid all administrative expenses relating to the Plan.

   4.  Federal Income Tax Status:
       -------------------------

       In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated September 19, 1994. The Plan Administrator and management believe that during 1994, the Plan was designed and operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1994.

   5.  Investments:
       -----------

       Putnam Fiduciary Trust Company, trustee of the Plan, holds the Plan's investments and executes transactions therein.

       The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1994 and 1993 are as follows:

         1994:
            Connecticut Natural Gas Corporation
               common stock                                    $10,021,908
            The Putnam Fund for Growth and Income                3,277,169
            The George Putnam Fund of Boston                     2,475,895
            Putnam Fiduciary Trust Company Stable
               Value Fund                                        1,145,585
            Putnam U.S. Government Income Trust                  1,072,279

         1993:
            Connecticut Natural Gas Corporation
               common stock                                    $11,628,253
            The Putnam Fund for Growth and Income                2,831,408
            The George Putnam Fund of Boston                     2,384,557
            Putnam U.S. Government Income Trust                  1,442,808

   6.    Concentration of Credit Risk:
         ----------------------------

         The Plan's assets are invested in the mutual funds managed by Putnam Investments, Inc. described in Note 1 and the Company's common stock. In the event of any uncertainties in the financial marketplace the Plan may be exposed to financial risks.

                                                                -11-
                                                                                                                       Schedule I
                                                                                                                   EIN 06-0383860
                                                                                                                          PIN 007
                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                        EMPLOYEE SAVINGS PLAN
                                                        ---------------------
                                     ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                     ----------------------------------------------------------
                                                       AS OF DECEMBER 31, 1994
                                                      ------------------------


                                                    Description of Investment
                                                  Including Maturity Date, Rate
       Identity of Issue, Borrower, Lessor, or     of Interest, Collateral, Par                  Current
                    Similar Party                       or Maturity Value           Cost          Value
       ---------------------------------------    -----------------------------   ---------     ----------
   *Putnam Fiduciary Trust Company Stable Value   Fund comprised of
     Fund                                          investment contracts          $ 1,145,585     $ 1,145,585
                                                                                 -----------     -----------

   *Putnam U.S. Government Income Trust           Mutual fund comprised of U.S.
                                                   Government securities           1,194,394       1,072,279
                                                                                 -----------     -----------

   *The George Putnam Fund of Boston              Mutual fund comprised of
                                                    common stocks and bonds        2,665,078       2,475,895
                                                                                 -----------     -----------

   *The Putnam Fund for Growth and Income         Mutual fund comprised of
                                                    common stocks                  3,447,836       3,277,169
                                                                                 -----------     -----------

   *Connecticut Natural Gas Corporation           Participant directed -
                                                    Common stock                   2,240,115       2,728,961
                                                    Temporary investments             41,429          41,429
                                                                                 -----------     -----------
                                                                                   2,281,544       2,770,390
                                                                                 -----------     -----------
                                                  Non-participant directed -
                                                    Common stock                   5,986,905       7,292,947
                                                    Temporary investments            111,765         111,765
                                                                                 -----------     -----------
                                                                                   6,098,670       7,404,712
                                                                                 -----------     -----------
                                                        Total Common Stock Fund    8,380,214      10,175,102
                                                                                 -----------     -----------
                                                        Total Investments        $16,833,107     $18,146,030
                                                                                 ===========     ===========

   *   Represents a party-in-interest for the year ended December 31, 1994.

           The accompanying notes are an integral part of this schedule.


                                                                 -12-

                                                                                                         SCHEDULE II
                                                                                                      EIN 06-0383860
                                                                                                             PIN 007
                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                        EMPLOYEE SAVINGS PLAN
                                            ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                 FOR THE YEAR ENDED DECEMBER 31, 1994



                                                         c>
                                                                Purchases                           Sales
                                                         -----------------------  ------------------------------------------
                Identity of             Description        Number of   Purchase   Number of    Selling    Cost of   Net Gain
               Party Involved            of Asset        Transactions    Price   Transactions   Price      Asset    or (Loss)
               --------------            --------        ------------  --------- ------------ ---------  ---------  --------
          Putnam Fiduciary Trust  Fund comprised of
           Company Stable Value     investment contracts
           Fund                                               46      $  497,044      15       $179,405   $179,405  $    -

          Putnam U.S. Government  Mutual fund comprised
           Income Trust            of U.S. Government
                                   securities                 29         188,171      29        436,425    467,802   (31,377)

          The George Putnam       Mutual fund comprised
           Fund of Boston          of common stocks and
                                   bonds                      27         470,598      22        208,190    214,338    (6,148)

          The Putnam Fund for     Mutual fund comprised
           Growth and Income       of common stocks           37         753,445      20         97,961     98,074      (113)

          Connecticut Natural
           Gas Corporation        Common stock                27       1,436,305      45        499,601    386,598   113,003



           Note: For the purpose of this schedule, a reportable transaction is defined as a transaction or a series of transactions of the same issue or with the same person which involves an amount in excess of 5% of the current value of plan assets at the beginning of the plan year.


           The accompanying notes are an integral part of this schedule.